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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         STERLING FINANCIAL CORPORATION
                            STERLING CAPITAL TRUST I
           (Exact name of registrants as specified in their charters)


  Washington (Sterling Financial Corporation)                 91-157282
      Delaware (Sterling Capital Trust I)                    Applied for
(State or other jurisdiction of incorporation or          (I.R.S. Employer
                 organization)                            Identification No.)



                              111 North Wall Street
                            Spokane, Washington 99201
                    (Address of principal executive offices)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]


         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


                 Securities to be registered pursuant to Section
                               12(b) of the Act:

      Title of each class                  Name of each exchange on which
      to be so registered                  each class is to be registered
              N/A                                       N/A

                 Securities to be registered pursuant to Section
                               12(g) of the Act:

           % Cumulative Capital Securities of Sterling Capital Trust I
                                (Title of Class)

       % Junior Subordinated Debentures of Sterling Financial Corporation
                                (Title of Class)

      Guarantee of Sterling Financial Corporation of Corporation of certain obligations under the Preferred Securities
                                (Title of Class)



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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

              For a full description of Sterling Capital Trust I's ____% Cumulative Capital Securities (the "Capital Securities"), Sterling Financial Corporation's Guarantee (the "Guarantee") and Sterling Financial Corporation's ______% Junior Subordinated Debentures (the "Debentures") being registered hereby, reference is made to the information contained under the captions "Description of Capital Securities," "Description of Junior Subordinated Debentures," and "Description of Guarantee" in the Prospectus that forms part of the Registrants' registration statement (Registration Nos. 333-27047 and 333-27047-01) filed with the Securities and Exchange Commission ("SEC") on May 13, 1997, under the Securities Act of 1933, as amended (the "Securities Act"). The information contained in the foregoing Registration Statement (the "Registration Statement"), and the Prospectus, are incorporated herein by reference. Definitive copies of the Prospectus describing the Capital Securities and the Debentures will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act, and shall be incorporated by reference into this registration statement on Form 8-A.

ITEM 2.       EXHIBITS

              1.  Form of Trust Agreement.*
              2.  Form of Amended and Restated Trust Agreement.*
              3.  Form of Junior Subordinated Indenture.*
              4.  Form of Guarantee.*



  * Each such document is hereby incorporated by reference to the form thereof included as Exhibits 4.2 (Trust Agreement), Exhibits 4.3 (Amended and Restated Trust Agreement), 4.1 (Junior Subordinated Debenture) and 4.4 (Guarantee) to the Registration Statement of Sterling Financial Corporation and Sterling Capital Trust I, as may be amended, Registration Nos. 333-27047 and 333-27047-01.


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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


                    (Registrant)    STERLING FINANCIAL CORPORATION
                         Date:      May 16, 1997


                     By:            /s/ DANIEL G. BYRNE
                                    -----------------------------
                                    Daniel G. Byrne
                                    Senior Vice President-Finance


                    (Registrant)    STERLING CAPITAL TRUST I
                         Date:      Sterling Financial Corporation, as Depositor


                     By:            /s/ DANIEL G. BYRNE
                                    -----------------------------
                                    Daniel G. Byrne
                                    Senior Vice President-Finance